EXHIBIT 5.1
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                            Miller & Holguin
                               Letterhead


                            August 28, 1997




Re:  Registration Statement on Form S-4 (File No. 333-31103)
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Ladies and Gentlemen:

We have acted as counsel to Sun World International, Inc., a Delaware corporation (the "Company"), Cadiz Land Company, Inc., Sun Desert, Inc., Big Valley Leasing, Inc., Sun Harvest, Inc. (each a Delaware corporation), Coachella Growers, Inc., Sun World Brands, Sun World Management Corp., Sun World/Rayo, Agri-Land Realty, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun World Avocado and Sun World Export, Inc. (each a California corporation) (collectively the "Guarantors"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by the Company (the "Exchange Offer") to exchange $115,000,000 aggregate principal amount of 11 1/4% First Mortgage Notes due 2004 ("Exchange Notes") for a like amount of its outstanding 11 1/4% First Mortgage Notes due 2004 ("Old Notes"). The Exchange Notes will be guaranteed ("Guarantees") on a full and unconditional basis by the Guarantors. The Exchange Notes will be issued pursuant to the Indenture, dated April 16, 1997, among the Company, the Guarantors, and IBJ Schroder Bank & Trust Company (the "Indenture"), which has been filed with the Commission as an Exhibit to the Registration Statement.

We have examined the Registration Statement and the Indenture. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Based on the foregoing, we are of the opinion that:

     1. The Exchange Notes have been duly authorized by the Company and, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Indenture, will be duly issued and delivered and will constitute valid and binding obligations of the Company.

     2. The Guarantees of each Guarantor, when issued and delivered in connection with the exchange of the Exchange Notes for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Indenture, will be duly issued and delivered and will constitute valid and binding obligations of the respective Guarantor.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purposes without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

Very truly yours,


                              /s/ Miller & Holguin
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                                 Miller & Holguin